AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this "Amendment"), dated November 21, 2016, between OrangeHook, Inc., a Minnesota corporation ("OrangeHook"), Colleen M. Davenport-Adiyia, an individual resident of the State of Minnesota (the "Employee"), amends that certain Employment Agreement, dated October 21, 2016, between OrangeHook and the Employee (the "Employment Agreement"). Capitalized terms not otherwise defined in this Amendment will have the meaning set forth in the Employment Agreement.

WITNESSETH

WHEREAS, OrangeHook and the Employee entered into the Employment Agreement, which provides, among other things, that the Employee receive a restricted stock award of 50,000 shares of common stock of OrangeHook, with one-third of such shares (16,667 shares) vesting immediately and the remaining shares vesting ratably on each of the first two anniversaries of the Effective Date (16,667 and 16,666 shares, respectively), and with such award being governed by that certain Restricted Stock Agreement, dated October 21, 2016, between OrangeHook and the Employee (the "Restricted Stock Agreement").

WHEREAS, OrangeHook and the Employee want to amend the Employment Agreement to provide that the restricted stock grant will only include the immediately vested 16,667 shares and to add a nonqualified stock option to purchase 66,666 shares of OrangeHook common stock at a price per share of $3.18, with such option becoming exercisable ratably on each of the first two anniversaries of the Effective Date (33,333 share on each anniversary).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1. Amendment to Restricted Stock Award. The parties agree to amend the restricted stock agreement entered into pursuant to Section 4.3 of the Employment Agreement by entering into the amendment set forth on Exhibit A to this Amendment. In addition, Section 4.3 of the Employment Agreement is hereby amended, restated and replaced in its entirety by the following:

> "**Equity Grant.** OrangeHook will issue to Employee 16,667 shares of OrangeHook common stock valued at $3.18 per share pursuant to the terms of the OrangeHook, Inc. 2016 Equity Incentive Plan and the form of restricted stock agreement attached hereto as Exhibit D, as amended, with all shares vested immediately. The equity grant specified herein is subject to the provisions of the OrangeHook, Inc. 2016 Equity Incentive Plan."

2. Nonqualified Stock Option. OrangeHook will issue to the Employee a nonqualified stock option to purchase 66,666 shares of OrangeHook common stock at a price per share of $3.18 pursuant to the terms of the Nonqualified Stock Option Agreement set forth on Exhibit B to this Amendment, with such option becoming exercisable ratably on each of the first two anniversaries of the Effective Date (33,333 shares on each anniversary) provided that

Employee remains continuously employed by OrangeHook on each such respective vesting date. Notwithstanding the foregoing, and notwithstanding any provisions of Section 3.9 of the Employment Agreement to the contrary, in the event that Employee is terminated by OrangeHook without Cause, any unvested options shall immediately vest as of the termination date. The equity grant specified herein is subject to the provisions of the OrangeHook, Inc. 2016 Equity Incentive Plan.

3. Governing Law. The interpretation and performance of this Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

4. Entire Agreement. This Amendment, together with the Employment Agreement and the exhibits and schedules referred to in this Amendment and the Employment Agreement, constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be an original, but all of which will constitute one and the same instrument. Any executed counterpart of this Amendment delivered by facsimile or other electronic transmission to a party to this Amendment will constitute an original counterpart of this Amendment.

6. No Other Modification. Except as expressly amended by the terms of this Amendment, all other terms of the Employment Agreement remain unchanged and in full force and effect.

60106871

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto on the day and year first above written.

ORANGEHOOK, INC.

By:______________________________
Name: James L. Mandel
Title: Chief Executive Officer

EMPLOYEE

____
Colleen M. Davenport-Adiyia

Exhibit A
Form of Amendment to Restricted Stock Agreement

[See attached.]

Exhibit B
Form of Nonqualified Stock Option Agreement

[See attached.]